SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 4, 2001



                                HUMBOLDT BANCORP
             (Exact name of registrant as specified in its charter)



           California                        0-27784                      93-1175446
           ----------                        -------                      ----------
(State or other jurisdiction of     (Commission File Number)           (I.R.S. Employer
 incorporation or organization)                                       Identification No.)



          2440 Sixth Street, Eureka, California 95501; (707) 445-3233 (Address and telephone number of principal executive offices)

Item 4. Changes in Registrant's Certifying Accountants.

     Richardson & Co. was previously the principal accountant for Humboldt Bancorp (the "Registrant"). Effective September 4, 2001, Richardson & Co.'s appointment as principal accountant was terminated and KPMG LLP was engaged as principal accountants. The decision to change accountants was approved by the audit committee and the full board of directors of the Registrant.

     During the Registrant's two most recent fiscal years ended December 31, 2000, and the subsequent interim period through June 30, 2001, there were no disagreements between the Registrant and Richardson & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of this disagreement.

     None of the "reportable events" described under Item 304(a)(1)(v) of Regulation S-K occurred within Humboldt Bancorp's two most recent fiscal years and the subsequent interim period through June 30, 2001.

     The audit report of Richardson & Co. on the consolidated financial statements of Humboldt Bancorp and subsidiaries as of and for the fiscal years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Richardson & Co. is attached as Exhibit 16.1.

     During the Registrant's two most recent fiscal years ended December 31, 2000, and the subsequent interim period through June 30, 2001, the Registrant did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     The following exhibit is filed with this Form 8-K:

     16.1 Letter of Richardson & Co. regarding change in certifying accountant.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 5, 2001                  HUMBOLDT BANCORP

                                           /s/   Patrick J Rusnak
                                           Patrick J. Rusnak
                                           Senior Vice President and
                                           Chief Financial Officer